UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2025

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Pennsylvania Ave., NW, Suite 450 N		20037
Washington,	DC
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (202) 872-7700
No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Exchange on which registered
Class A voting common stock	AGM.A	New York Stock Exchange
Class C non-voting common stock	AGM	New York Stock Exchange
5.700% Non-Cumulative Preferred Stock, Series D	AGM.PRD	New York Stock Exchange
5.750% Non-Cumulative Preferred Stock, Series E	AGM.PRE	New York Stock Exchange
5.250% Non-Cumulative Preferred Stock, Series F	AGM.PRF	New York Stock Exchange
4.875% Non-Cumulative Preferred Stock, Series G	AGM.PRG	New York Stock Exchange
6.500% Non-Cumulative Preferred Stock, Series H	AGM.PRH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Named Executive Officer

On September 25, 2025, Bradford T. Nordholm (“Mr. Nordholm”), the President and Chief Executive Officer of the Federal Agricultural Mortgage Corporation (“Farmer Mac”), advised the company that he is retiring on March 31, 2027, which is the expiration of the term of his amended employment agreement described in this report below in Item 5.02(e). On that same date, Mr. Nordholm resigned as the President of Farmer Mac effective September 25, 2025.

(c) Appointment of President and Principal Operating Officer

On September 25, 2025, Farmer Mac’s Board of Directors (“Board”) appointed Zachary N. Carpenter (“Mr. Carpenter”) to serve as Farmer Mac’s President and Chief Operating Officer, effective upon Mr. Nordholm’s resignation as President. On that same date, the Board designated Mr. Carpenter as Mr. Nordholm’s successor and appointed Mr. Carpenter to serve as Farmer Mac’s Chief Executive Officer upon the earlier of: (1) April 1, 2027; and (2) Mr. Nordholm’s last day of employment with Farmer Mac (“Effective Date”).

Mr. Carpenter, age 43, has served as Farmer Mac’s Executive Vice President – Chief Business Officer since May 2019 and will continue to retain the responsibilities of the Chief Business Officer role in connection with his appointment as President and Chief Operating Officer. Before joining Farmer Mac, Mr. Carpenter worked at CoBank, ACB from September 2011 through May 2019, first as Executive Director in its Capital Markets division and then as a Managing Director and ultimately Sector Vice President of its Corporate Agribusiness Banking Group. Mr. Carpenter also served as a Vice President in corporate finance at Goldman Sachs from December 2006 through September 2011 and as a Senior Analyst at Johnson & Johnson from May 2004 through December 2006. Mr. Carpenter has an undergraduate degree in Finance from The University of Pennsylvania’s Wharton School and an MBA degree from New York University’s Stern School of Business.

There are no arrangements or understandings between Mr. Carpenter and any other persons pursuant to which Mr. Carpenter was appointed as the President and Chief Operating Officer of Farmer Mac (or as the Chief Executive Officer upon Mr. Nordholm’s last day of employment, as described above), nor are there any family relationships between Mr. Carpenter and any of Farmer Mac’s directors or executive officers. There are no transactions in which Mr. Carpenter has an interest requiring disclosure under Item 404(a) of Regulation S-K. A description of Mr. Carpenter’s compensation arrangement with Farmer Mac is set forth under Item 5.02(e) of this report.

(e) Compensatory Arrangements of Certain Officers

Bradford T. Nordholm’s Amended Employment Agreement as Chief Executive Officer

On September 25, 2025, Farmer Mac entered into the Second Amendment to Amended Employment Agreement (“New Amendment”) with Mr. Nordholm, the terms of which were approved by the Board. The New Amendment amends portions of the existing amended employment agreement between Farmer Mac and Mr. Nordholm dated December 23, 2020, as amended by the First Amendment to Amended Employment Agreement dated September 28, 2022 (together with the New Amendment, the “Nordholm Employment Agreement”), primarily as summarized below:

•The New Amendment provides for Mr. Nordholm to continue to serve as Farmer Mac’s Chief Executive Officer but no longer as Farmer Mac’s President.

•The New Amendment extends Mr. Nordholm’s employment term as Chief Executive Officer through March 31, 2027, subject to earlier termination as provided in the Nordholm Employment Agreement. The Nordholm Employment Agreement previously provided for a term through March 31, 2026.

•The New Amendment revises the section relating to Mr. Nordholm’s incentive salary (annual cash bonus). For the incentive salary related to Mr. Nordholm’s performance in 2025 and 2026, Mr. Nordholm’s incentive salary target will remain at 100% of his annual base salary, with the amount to be paid for performance in those years determined based on Farmer Mac’s actual performance in relation to threshold, target, and maximum amounts for various metrics specified by the Human Capital and Compensation Committee of Farmer Mac’s Board (“Compensation Committee”). For performance in 2027, Mr. Nordholm will be eligible to be paid a fixed incentive salary equal to $200,000. The New Amendment also provides that, if Mr. Nordholm’s employment relationship with Farmer Mac is severed as a result of termination by mutual agreement or the death or “disability” (as defined in the Nordholm Employment Agreement) of Mr. Nordholm, (1) his incentive salary for performance in 2025 and 2026 (as applicable) will be the greater of: (a) $400,000; and (b) his incentive salary target prorated for the number of days he is employed by Farmer Mac in the applicable year; and (2) his incentive salary for performance in 2027 (as applicable) will be $200,000, prorated for the number of days Mr. Nordholm is employed by Farmer Mac in 2027.

•The New Amendment provides for the grant of a long-term incentive equity award to Mr. Nordholm in approximately March 2026 at the time that long-term incentive awards are made to Farmer Mac’s other senior executives. That grant shall be in the form of restricted stock units (“RSUs”) of Farmer Mac’s Class C non-voting common stock valued at approximately $1,500,000 under the terms of Farmer Mac’s Amended and Restated 2008 Omnibus Incentive Plan and the RSU award agreement. Those RSUs will “cliff-vest” on March 31, 2027, subject to Farmer Mac not having terminated Mr. Nordholm’s employment for “cause” (as defined in the Nordholm Employment Agreement) or Mr. Nordholm not having voluntarily terminated his employment before March 31, 2027 (other than a termination by mutual agreement or a termination as a result of Mr. Nordholm’s death or disability). If Mr. Nordholm’s employment is terminated by mutual agreement or as a result of Mr. Nordholm’s death or disability before March 31, 2027, a prorated number of RSUs will vest based on the number of days Mr. Nordholm was employed by Farmer Mac after March 31, 2026 through the date of termination of employment. The award agreement for these RSUs to be granted to Mr. Nordholm in March 2026 will not include the provision customary for Farmer Mac’s grants of other RSU awards that the award will continue to vest as scheduled upon retirement from Farmer Mac after reaching the age of 55 and having a combination of age and service of at least 65.

•The New Amendment clarifies that Mr. Nordholm will not be entitled to receive an award of long-term incentive compensation in 2027 even though other senior executives of Farmer Mac may receive annual long-term incentive grants in 2027.

•The New Amendment provides for a new concept of “termination by mutual agreement”—upon 30 days’ prior written notice from either party, Farmer Mac and Mr. Nordholm may mutually agree in writing to terminate the employment of Mr. Nordholm before March 31, 2027. The New Amendment also incorporates the concept of “termination by mutual agreement” as appropriate in the other termination-related provisions of the Nordholm Employment Agreement.

•The New Amendment clarifies Farmer Mac’s responsibilities to make continuing COBRA payments on behalf of Mr. Nordholm in specified termination of employment scenarios.

Except as specifically set forth in the New Amendment, all other terms and conditions of the Nordholm Employment Agreement, including without limitation Mr. Nordholm’s base salary, remain unmodified and in full force and effect. The foregoing description of the New Amendment is qualified in its entirety by reference to the full text of the New Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated by reference in this report. Mr. Nordholm’s Amended Employment Agreement dated December 23, 2020 was filed as Exhibit 10.1 to the Current Report on Form 8-K filed December 30, 2020. Mr. Nordholm’s First Amendment to Amended Employment Agreement dated September 28, 2022 was filed as Exhibit 10.1 to the Current Report on Form 8-K filed October 4, 2022. Both of those documents are incorporated by reference in this report.

Zachary N. Carpenter’s Compensatory Arrangement as President and Chief Operating Officer
In connection with Mr. Carpenter’s appointment as Farmer Mac’s President and Chief Operating Officer, the Board approved an increase in his annual base salary to $575,000, effective September 25, 2025. Mr. Carpenter will be considered for grants of equity-based, long-term incentive compensation in 2026 at the same time that those grants are considered for Farmer Mac’s other executive officers. The target value of that award shall not be less than $475,000. Except as set forth above, the terms and conditions of Mr. Carpenter’s employment remain unmodified and in full force and effect.

Zachary N. Carpenter’s Employment Agreement as President and Chief Executive Officer
In connection with Mr. Carpenter’s appointment as Farmer Mac’s next Chief Executive Officer, Farmer Mac entered into an Employment Agreement (“Carpenter Employment Agreement”) with Mr. Carpenter on September 30, 2025, the terms of which were approved by the Board. Mr. Carpenter will serve as Farmer Mac’s next President and Chief Executive Officer for an initial three-year term (“Initial Term”) commencing on the Effective Date, subject to earlier termination as provided in the Carpenter Employment Agreement. The Carpenter Employment Agreement may be renewed following the expiration of the Initial Term for successive one-year periods upon a vote of the Board and Mr. Carpenter’s agreement in writing to any such renewal. The Carpenter Employment Agreement memorializes the intent of Farmer Mac and Mr. Carpenter to provide at least 180 days’ notice before the expiration of the Initial Term (and of any renewal term) about whether the parties intend to seek to negotiate a renewal of the Carpenter Employment Agreement.

Under the Carpenter Employment Agreement, Farmer Mac and Mr. Carpenter have agreed to the following terms, among others:

Compensation and Benefits

•Base Salary. On the Effective Date, Mr. Carpenter’s annual base salary will be the greater of: (1) $650,000; and (2) Mr. Carpenter’s then-current annual base salary immediately before the Effective Date plus $75,000. Mr. Carpenter’s base salary will be reviewed at least annually and may be increased in the sole discretion of the Board or the Compensation Committee.

•Annual Incentive Compensation. Mr. Carpenter will be eligible for an annual cash incentive payment with a target of 80% of his base salary for work performed by Mr. Carpenter during the preceding calendar year. The target amount for annual cash incentive payments will be reviewed at least annually and may be modified in the sole discretion of the Board or the Compensation Committee.

•Long-Term Incentive Compensation. Mr. Carpenter will be eligible to receive awards of long-term incentive compensation from time to time in a form, and subject to such conditions, as determined by the Board or the Compensation Committee in its sole discretion. In approximately March 2027 (at the time that long-term incentive awards are made to other senior executives of Farmer Mac), the Board intends to grant Mr. Carpenter long-term equity compensation valued at approximately $650,000 under the methodology prescribed in Farmer Mac’s policy related to grants of equity-based compensation, subject to similar terms and conditions as apply to similar 2027 annual long-term incentive grants made to other senior executives of Farmer Mac. This target amount for the value of annual long-term incentive compensation awarded will be reviewed at least annually and may be modified in the sole discretion of the Board or the Compensation Committee.

•Benefits. Mr. Carpenter will be eligible to participate in the welfare benefit plans and programs, incentive, savings, and retirement compensation programs, and other employee benefits (including paid parking in the parking garage associated with Farmer Mac’s headquarters building) generally available to other senior executives of Farmer Mac and on terms no less favorable than for other senior executives of Farmer Mac. Mr. Carpenter will also be entitled to five weeks of paid vacation per year.

Termination, Severance Payments, Restrictive Covenants, Indemnification

•Events of Termination. Mr. Carpenter’s employment will terminate upon his death or “disability” (as defined in the Carpenter Employment Agreement) and may be terminated at any time by Farmer Mac with or without “cause” (as defined in the Carpenter Employment Agreement); upon the liquidation, receivership, or conservatorship of Farmer Mac; or by Mr. Carpenter voluntarily or if Farmer Mac materially breaches, and fails to cure, its obligations under the Carpenter Employment Agreement.

•Payment of Accrued Compensation. If Mr. Carpenter’s employment is terminated for any reason (including upon expiration of the term of the Carpenter Employment Agreement), Farmer Mac will pay to Mr. Carpenter all accrued and unpaid base salary and expense reimbursements as of the date of termination. These accrued and unpaid amounts shall not include any amount related to accrued vacation pay or annual cash incentive payments (other than amounts earned but not yet paid for Mr. Carpenter’s service during a prior entire completed fiscal year).

•Payments Upon Disability. Upon the termination of Mr. Carpenter’s employment due to a disability, Farmer Mac will, for 12 months, continue to pay Mr. Carpenter (or to his estate or heirs if he dies after the commencement of payments) an amount equal to the difference between Mr. Carpenter’s current base salary and the amount of disability insurance payments received by Mr. Carpenter under Farmer Mac’s long-term disability insurance policy.

•Severance Pay. If Farmer Mac terminates Mr. Carpenter’s employment other than for cause, or Mr. Carpenter terminates his employment in connection with an uncured material breach of the Carpenter Employment Agreement by Farmer Mac, subject to Mr. Carpenter’s execution of a full release of claims in favor of Farmer Mac substantially in the form attached to the Carpenter Employment Agreement, Farmer Mac shall, to the extent permitted by law and regulation, pay Mr. Carpenter the following severance benefits: (1) an aggregate lump sum amount in cash equal to the sum of (a) Mr. Carpenter’s base salary and (b) his base salary multiplied by the annual incentive compensation target, and (2) continuation of health care coverage under COBRA, at Farmer Mac’s expense, until the earlier of (a) the date that is one year from the date of termination of his employment or (b) the date that he becomes eligible for medical insurance coverage through another employer. Any severance pay received by Mr. Carpenter from Farmer Mac under the Carpenter Employment Agreement will not be mitigated by any subsequent earnings by Mr. Carpenter from any other source. Mr. Carpenter will not be entitled to severance pay under the Carpenter Employment Agreement due to the termination of employment upon the expiration of the term.

•Constructive Termination. Mr. Carpenter’s ability to terminate his employment and receive severance pay in connection with an uncured material breach of the Carpenter Employment Agreement by Farmer Mac does not include the ability to do so for a diminution of scope of authority due to the appointment of a successor CEO during a CEO succession process initiated by the Board as long as Mr. Carpenter’s compensation owing under the Carpenter Employment Agreement is not reduced.

•Post-Termination Restrictive Covenants. In connection with any termination of employment of Mr. Carpenter for any reason under the Carpenter Employment Agreement, he has agreed (1) not to compete with Farmer Mac, other than with Farmer Mac’s written permission, for a period of two years; (2) not to solicit any of Farmer Mac’s employees for two years and not to induce any business relationship of Farmer Mac to cease doing business with Farmer Mac or interfere with that business relationship for two years; (3) not to disclose or use Farmer Mac’s “Confidential Information” (as defined in the Carpenter Employment Agreement); and (4) not to disparage or diminish the reputation of Farmer Mac, its products, services, officers, directors, or employees. Upon the termination of Mr. Carpenter’s employment other than for cause, Farmer Mac has agreed that its Board shall instruct its officers not to make any public statement or publish on behalf of Farmer Mac any statement that disparages or tends to diminish the reputation of Mr. Carpenter.

•Arbitration. Farmer Mac and Mr. Carpenter have agreed to resolve all legally actionable disputes that arise under the Carpenter Employment Agreement by binding arbitration before a panel of three arbitrators experienced in employment law. Any arbitration will be conducted in accordance with the rules applicable to employment disputes of the Model Employment Rules of the American Arbitration Association and the laws applicable to the claim.

•Indemnification. Farmer Mac has agreed that it will not amend Article VIII of its By-Laws (indemnification provisions) or reduce Farmer Mac’s Director’s and Officer’s insurance coverage, in either case in a manner disproportionately adversely affecting Mr. Carpenter without his prior written consent.

The foregoing description of the Carpenter Employment Agreement is qualified in its entirety by reference to the full text of the Carpenter Employment Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in this report.

Item 9.01.        Financial Statements and Exhibits.

(d)    Exhibits

10.1	Second Amendment to Amended Employment Agreement between Farmer Mac and Bradford T. Nordholm dated September 25, 2025
10.2	Employment Agreement between Farmer Mac and Zachary N. Carpenter dated September 30, 2025
104	Cover Page Inline Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                        By: /s/ Geraldine I. Hayhurst
                         Name: Geraldine I. Hayhurst
                         Title: Executive Vice President – Chief Legal Officer

Dated: September 30, 2025